Exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@steadfastcmg.com
STEADFAST INCOME REIT, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2016
Irvine, Calif., November 14, 2016 — Steadfast Income REIT, Inc. (the “Company”) announced today its operating results for the three and nine months ended September 30, 2016.
For the three and nine months ended September 30, 2016, the Company had total revenues of $56.4 million and $163.3 million compared to $53.2 million and $156.5 million for the three and nine months ended September 30, 2015. Net loss was $9.7 million and $21.4 million for the three and nine months ended September 30, 2016 compared to net loss of $3.6 million and $10.3 million for the three and nine months ended September 30, 2015. Total assets of the Company increased from $1.57 billion at December 31, 2015 to $1.61 billion at September 30, 2016.
Highlights:
The Company:

•
Increased net operating income (“NOI”) to $28.2 million and $84.4 million for the three and nine months ended September 30, 2016 from $28.0 million and $83.0 million for the three and nine months ended September 30, 2015. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•
Experienced a decrease in modified funds from operations (“MFFO”), as defined by the Investment Program Association, from MFFO of $13.6 million and $40.6 million for the three and nine months ended September 30, 2015 to $11.7 million and $36.0 million for the three and nine months ended September 30, 2016. This decrease was primarily due to costs associated with the refinancing of loans secured by certain of the Company's multifamily properties during the three and nine months ended September 30, 2016. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Experienced a decrease in funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, from FFO of $12.9 million and $38.5 million for the three and nine months ended September 30, 2015 to FFO of $7.9 million and $30.4 million for the three and nine months ended September 30, 2016. This decrease was primarily due to costs associated with the refinancing of loans secured by certain of the Company's multifamily properties during the three and nine months ended

September 30, 2016. (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)

•	Funded $21.5 million for improvements to real estate investments for the nine months ended September 30, 2016 compared to $23.4 million for the nine months ended September 30, 2015.

•	Funded $30.0 million in short-term investments for the nine months ended September 30, 2016.

•
Owned a multifamily property portfolio at September 30, 2016 of 65 properties comprising 16,709 apartment homes with an aggregate purchase price of $1.6 billion. As of September 30, 2016, the Company had $473.8 million of fixed rate debt with a weighted average interest rate of 4.07% and $745.7 million of variable rate debt with a weighted average interest rate of 2.68%. The weighted average interest rate on the Company's total outstanding debt as of September 30, 2016 was 3.22%.

•
Reported net cash provided by operating activities of $38.3 million for the nine months ended September 30, 2016 compared to $36.7 million for the nine months ended September 30, 2015. Net cash used in investing activities was $49.9 million for the nine months ended September 30, 2016 compared to $23.4 million for the nine months ended September 30, 2015.

•
Reported net cash provided by financing activities of $54.4 million for the nine months ended September 30, 2016. The Company paid $41.3 million of distributions during this period, all of which were paid in cash. Net cash used in financing activities was $6.8 million for the nine months ended September 30, 2015, which included $41.4 million of distributions paid, all of which were paid in cash.

"According to a Wall Street Journal Article published on October 5, 2016, seven million new renter households have been created since the housing market peak in 2006 as the home ownership rate declined to 62.9%, which is a 51 year low,” said Ella Neyland, president of the Company. "Although the median household income rose in 2015 for the first time since 2007, we believe working America is still looking for rents that are a moderate income price point that fit their paycheck, and that is the bedrock of the Steadfast portfolio."

About Steadfast Income REIT
     Steadfast Income REIT is a real estate investment trust that was formed to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.
     Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
###
This release contains certain forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may" and "should" and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST INCOME REIT, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$174,102,422	$174,102,422
Building and improvements	1,511,224,371	1,487,961,762
Other intangible assets	2,644,263	2,644,263
Construction-in-progress	—	2,192,635
Total real estate, cost	1,687,971,056	1,666,901,082
Less accumulated depreciation and amortization	(214,964,389)	(163,445,987)
Total real estate, net	1,473,006,667	1,503,455,095
Cash and cash equivalents	74,793,620	32,076,582
Restricted cash	25,035,324	27,700,811
Short-term investments	30,000,000	—
Rents and other receivables	2,823,301	2,742,011
Other assets, net	4,410,351	4,328,851
Total assets	$1,610,069,263	$1,570,303,350
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$43,471,677	$40,752,458
Notes payable:
Mortgage notes payable, net	987,012,365	1,115,752,899
Credit facilities, net	232,490,899	—
Total notes payable, net	1,219,503,264	1,115,752,899
Distributions payable	4,487,297	4,668,261
Due to affiliates	2,316,649	2,682,209
Total liabilities	1,269,778,887	1,163,855,827
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 76,392,605 and 76,674,502 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	763,926	766,745
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	10	10
Additional paid-in capital	673,917,322	677,624,840
Cumulative distributions and net losses	(334,390,882)	(271,944,072)
Total stockholders’ equity	340,290,376	406,447,523
Total liabilities and stockholders’ equity	$1,610,069,263	$1,570,303,350

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental income	$48,606,833	$47,233,877	$143,710,190	$139,155,382
Tenant reimbursements and other	7,765,092	5,932,544	19,591,268	17,306,141
Total revenues	56,371,925	53,166,421	163,301,458	156,461,523
Expenses:
Operating, maintenance and management	15,607,923	14,681,517	43,220,781	40,275,265
Real estate taxes and insurance	8,980,995	8,524,454	27,940,715	27,310,197
Fees to affiliates	7,062,486	5,660,066	19,947,606	16,441,909
Depreciation and amortization	17,559,941	16,496,386	51,723,985	48,832,712
Interest expense	10,520,206	10,019,513	30,707,522	29,527,109
Loss on debt extinguishment	3,743,325	—	4,932,369	—
General and administrative expenses	2,596,236	1,388,213	6,185,026	4,405,988
Acquisition costs	—	—	—	7,145
Total expenses	66,071,112	56,770,149	184,658,004	166,800,325
Net loss	$(9,699,187)	$(3,603,728)	$(21,356,546)	$(10,338,802)
Loss per common share — basic and diluted	$(0.13)	$(0.05)	$(0.28)	$(0.14)
Weighted average number of common shares outstanding — basic and diluted	76,164,515	76,370,121	76,258,795	76,371,860
Distributions declared per common share	$0.180	$0.181	$0.536	$0.537

Steadfast Income REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three and Nine Months Ended September 30, 2016 and 2015
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations ("MFFO") as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the

Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association ("IPA"), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the "Practice Guideline"), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that operational earnings and cash flow are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.
The Company's calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2016 and 2015 (amounts unaudited):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Reconciliation of net loss to MFFO:	2016	2015	2016	2015
Net loss	$(9,699,187)	$(3,603,728)	$(21,356,546)	$(10,338,802)
Depreciation of real estate assets	17,521,649	16,458,094	51,609,109	48,502,050
Amortization of lease-related costs	38,292	38,292	114,876	330,662
FFO	7,860,754	12,892,658	30,367,439	38,493,910
Acquisition expenses(1)(2)	—	187,735	960	194,880
Unrealized loss on derivative instruments	21,570	540,376	466,841	1,908,550
Loss on debt extinguishment	3,743,325	—	4,932,369	—
Change in value of restricted common stock to Advisor	57,714	5,291	228,409	27,431
MFFO	$11,683,363	$13,626,060	$35,996,018	$40,624,771
___________

(1)
By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that operational earnings and cash flow are not available to fund the Company's reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, net proceeds from the sale of properties, or from ancillary cash flows.

(2)
Acquisition fees and expenses for the three and nine months ended September 30, 2016 include acquisition fees of $0 and $960 and acquisition fees of $187,735 and $187,735 for the three and nine months ended September 30, 2015, respectively, that are recorded in fees to affiliates in the accompanying consolidated statements of operations. Acquisition fees and expenses for the three and nine months ended September 30, 2016 also include acquisition expenses of $0 and $0 and acquisition expenses of $0 and $7,145 for the three and nine months ended September 30, 2015, respectively, that are recorded in acquisition costs in the accompanying consolidated statements of operations.

Steadfast Income REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Three and Nine Months Ended September 30, 2016 and 2015
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the Company. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net (loss) income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.

The following is a reconciliation of the Company's NOI to net loss for the three and nine months ended September 30, 2016 and 2015 (amounts unaudited):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(9,699,187)	$(3,603,728)	$(21,356,546)	$(10,338,802)
Fees to affiliates(1)	5,019,057	3,661,459	13,822,316	10,558,176
Depreciation and amortization	17,559,941	16,496,386	51,723,985	48,832,712
Interest expense	10,520,206	10,019,513	30,707,522	29,527,109
Loss on debt extinguishment	3,743,325	—	4,932,369	—
General and administrative expenses	2,596,236	1,388,213	6,185,026	4,405,988
Acquisition costs	—	—	—	7,145
Other gains and losses(2)	(1,505,058)	—	(1,624,988)	—
Net operating income	$28,234,520	$27,961,843	$84,389,684	$82,992,328
________________

(1)
Fees to affiliates for the three and nine months ended September 30, 2016 exclude property management fees of $1,621,239 and $4,793,878 and other fees of $422,190 and $1,331,412, respectively, that are included in NOI. Fees to affiliates for the three and nine months ended September 30, 2015 exclude property management fees of $1,570,816 and $4,621,570 and other fees of $427,791 and $1,262,163, respectively, that are included in NOI.

(2)	Other gains and losses for the three and nine months ended September 30, 2016 include insurance proceeds that are not included in NOI as they are specific to the Company.

EXHIBIT A

Monthly Portfolio Snapshot	|	JULY 2016

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	144	95.4%	99.6%
Clarion Park Apartments		Olathe, KS	220	1	219	204	92.7%	95.8%
Cooper Creek Village Apartments		Louisville, KY	123	—	123	116	94.3%	96.9%
Truman Farm Villas		Grandview, MO	200	1	199	193	96.5%	98.7%
EBT Lofts		Kansas City, MO	102	—	102	99	97.1%	99.2%
Windsor on the River Apartments		Cedar Rapids, IA	424	—	424	399	94.1%	96.3%
Renaissance at St. Andrews		Louisville, KY	216	1	215	199	92.1%	94.2%
Spring Creek Apartments		Edmond, OK	252	2	250	234	92.9%	97.9%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	2	358	345	95.8%	98.2%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	322	95.8%	97.9%
Estancia Apartments		Tulsa, OK	294	1	293	274	93.2%	95.8%
Montelena Apartments		Round Rock, TX	232	1	231	226	97.4%	99.0%
Valley Farms Apartment Homes		Louisville, KY	160	2	158	151	94.4%	97.0%
Hilliard Park Apartments		Columbus, OH	201	1	200	188	93.5%	97.2%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	242	96.8%	99.6%
Hilliard Summit Apartments		Columbus, OH	208	1	207	199	95.7%	99.0%
Springmarc Apartments		San Marcos, TX	240	1	239	230	95.8%	100.0%
Renaissance at St. Andrews Condominiums		Louisville, KY	30	1	29	27	90.0%	97.3%
Ashley Oaks Apartment Homes		San Antonio, TX	462	2	460	442	95.7%	97.9%
Arrowhead Apartment Homes		Palatine, IL	200	1	199	192	96.0%	97.6%
The Moorings Apartments		Roselle, IL	216	1	215	210	97.2%	99.4%
Forty 57 Apartments		Lexington, KY	436	1	435	415	95.2%	97.5%
Keystone Farms Apartments		Nashville, TN	90	—	90	88	97.8%	100.0%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	287	95.7%	97.5%
Valley Farms North		Louisville, KY	128	1	127	119	93.0%	95.0%
Montecito Apartments		Austin, TX	268	2	266	253	94.4%	98.8%
Hilliard Grand Apartments		Dublin, OH	314	1	313	304	96.8%	98.8%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	267	92.7%	97.3%
Library Lofts East		Kansas City, MO	118	—	118	108	91.5%	97.1%
Trails at Buda Ranch		Buda, TX	264	2	262	254	96.2%	98.2%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	270	91.8%	99.1%
Deer Valley Apartments		Lake Bluff, IL	224	1	223	208	92.9%	95.9%
Grayson Ridge Apartment Homes		North Richland Hills, TX	240	1	239	232	96.7%	98.3%
Rosemont Olmos Park Apartments		San Antonio, TX	144	1	143	136	94.4%	96.9%
Retreat at Quail North		Oklahoma City, OK	240	1	239	229	95.4%	98.5%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	261	97.4%	99.5%
Arbors of Carrolton		Carrolton, TX	131	—	131	129	98.5%	99.2%
Waterford on the Meadow		Plano, TX	350	—	350	340	97.1%	98.7%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
The Belmont	Grand Prairie, TX	260	—	260	249	95.8%	97.5%
Meritage at Steiner Ranch	Austin, TX	502	5	497	465	92.6%	97.2%
Tapestry Park Apartments	Birmingham, AL	354	1	353	329	92.9%	96.9%
Dawntree Apartments	Carrolton, TX	400	—	400	391	97.8%	99.4%
Stuart Hall Lofts	Kansas City, MO	115	—	115	112	97.4%	99.7%
Bricegrove Park Apartments	Canal Winchester, OH	240	—	240	229	95.4%	97.2%
Retreat at Hamburg Place	Lexington, KY	150	1	149	142	94.7%	97.9%
Cantare at Indian Lake Village	Hendersonville, TN	206	1	205	197	95.6%	97.9%
The Landing at Mansfield	Mansfield, TX	336	2	334	325	96.7%	99.0%
Heights at 2121	Houston, TX	504	4	500	453	89.9%	93.6%
Villas at Huffmeister	Houston, TX	294	1	293	277	94.2%	96.8%
Villas at Kingwood	Kingwood, TX	330	1	329	316	95.8%	97.6%
Waterford Place at Riata Ranch	Cypress, TX	228	1	227	208	91.2%	95.2%
Carrington Place	Houston, TX	324	1	323	310	95.7%	98.0%
Carrington at Champion Forest	Houston, TX	284	1	283	270	95.1%	98.0%
Carrington Park at Huffmeister	Cypress, TX	232	1	231	225	97.0%	98.4%
Willow Crossing Apartments	Elk Grove Village, IL	579	3	576	547	94.5%	97.6%
Echo at Katy Ranch	Katy, TX	260	1	259	242	93.1%	96.8%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	227	94.6%	96.8%
Audubon Park Apartments	Nashville, TN	256	3	253	235	91.8%	95.6%
Mallard Crossing Apartments	Loveland, OH	350	2	348	338	96.6%	99.0%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	273	93.2%	95.6%
Reserve at Creekside	Chattanooga, TN	192	1	191	186	96.9%	99.7%
Mapleshade Park	Dallas, TX	148	1	147	145	98.0%	99.9%
Richland Falls	Murfreesboro, TN	244	1	243	204	92.5%	99.5%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	214	96.4%	100.0%
Park Shore Apartments	St. Charles, IL	160	—	160	148	92.5%	98.0%
Total		16,677	73	16,604	15,793	94.7%	97.8%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	12,480	74.8%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	1	4,843	—	—%
Total		4	25,973	16,930	65.2%

Monthly Portfolio Snapshot	|	AUGUST 2016

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	139	92.1%	95.4%
Clarion Park Apartments		Olathe, KS	220	1	219	203	92.3%	94.4%
Cooper Creek Village Apartments		Louisville, KY	123	—	123	117	95.1%	96.5%
Truman Farm Villas		Grandview, MO	200	1	199	195	97.5%	99.3%
EBT Lofts		Kansas City, MO	102	—	102	100	98.0%	99.8%
Windsor on the River Apartments		Cedar Rapids, IA	424	—	424	398	93.9%	95.6%
Renaissance at St. Andrews		Louisville, KY	216	—	216	202	93.5%	97.6%
Spring Creek Apartments		Edmond, OK	252	2	250	242	96.0%	98.0%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	2	358	346	96.1%	98.3%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	322	95.8%	98.3%
Estancia Apartments		Tulsa, OK	294	1	293	277	94.2%	95.8%
Montelena Apartments		Round Rock, TX	232	1	231	228	98.3%	99.7%
Valley Farms Apartment Homes		Louisville, KY	160	1	159	145	90.6%	93.3%
Hilliard Park Apartments		Columbus, OH	201	1	200	190	94.5%	97.8%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	244	97.6%	99.8%
Hilliard Summit Apartments		Columbus, OH	208	1	207	201	96.6%	99.3%
Springmarc Apartments		San Marcos, TX	240	1	239	228	95.0%	99.7%
Renaissance at St. Andrews Condominiums		Louisville, KY	30	—	30	29	96.7%	100.0%
Ashley Oaks Apartment Homes		San Antonio, TX	462	2	460	441	95.5%	97.2%
Arrowhead Apartment Homes		Palatine, IL	200	1	199	194	97.0%	97.9%
The Moorings Apartments		Roselle, IL	216	1	215	210	97.2%	99.2%
Forty 57 Apartments		Lexington, KY	436	1	435	413	94.7%	96.8%
Keystone Farms Apartments		Nashville, TN	90	—	90	87	96.7%	99.7%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	289	96.3%	98.9%
Valley Farms North		Louisville, KY	128	1	127	121	94.5%	96.1%
Montecito Apartments		Austin, TX	268	2	266	252	94.0%	98.3%
Hilliard Grand Apartments		Dublin, OH	314	1	313	307	97.8%	98.5%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	269	93.4%	97.3%
Library Lofts East		Kansas City, MO	118	—	118	111	94.1%	96.4%
Trails at Buda Ranch		Buda, TX	264	2	262	256	97.0%	99.3%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	276	93.9%	98.5%
Deer Valley Apartments		Lake Bluff, IL	224	1	223	213	95.1%	96.9%
Grayson Ridge Apartment Homes		North Richland Hills, TX	240	1	239	232	96.7%	98.1%
Rosemont Olmos Park Apartments		San Antonio, TX	144	1	143	140	97.2%	98.6%
Retreat at Quail North		Oklahoma City, OK	240	1	239	223	92.9%	95.2%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	260	97.0%	99.8%
Arbors of Carrolton		Carrolton, TX	131	—	131	129	98.5%	99.6%
Waterford on the Meadow		Plano, TX	350	—	350	335	95.7%	97.3%
The Belmont		Grand Prairie, TX	260	—	260	251	96.5%	98.2%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Meritage at Steiner Ranch	Austin, TX	502	3	499	470	93.6%	98.0%
Tapestry Park Apartments	Birmingham, AL	354	1	353	342	96.6%	98.8%
Dawntree Apartments	Carrolton, TX	400	—	400	389	97.3%	99.0%
Stuart Hall Lofts	Kansas City, MO	115	—	115	109	94.8%	97.0%
Bricegrove Park Apartments	Canal Winchester, OH	240	—	240	227	94.6%	96.1%
Retreat at Hamburg Place	Lexington, KY	150	1	149	141	94.0%	97.7%
Cantare at Indian Lake Village	Hendersonville, TN	206	1	205	196	95.1%	97.7%
The Landing at Mansfield	Mansfield, TX	336	2	334	326	97.0%	99.2%
Heights at 2121	Houston, TX	504	4	500	456	90.5%	93.1%
Villas at Huffmeister	Houston, TX	294	1	293	276	93.9%	96.3%
Villas at Kingwood	Kingwood, TX	330	1	329	313	94.8%	96.4%
Waterford Place at Riata Ranch	Cypress, TX	228	1	227	208	91.2%	96.6%
Carrington Place	Houston, TX	324	1	323	303	93.5%	95.5%
Carrington at Champion Forest	Houston, TX	284	1	283	267	94.0%	97.4%
Carrington Park at Huffmeister	Cypress, TX	232	1	231	223	96.1%	98.3%
Willow Crossing Apartments	Elk Grove Village, IL	579	3	576	548	94.6%	97.2%
Echo at Katy Ranch	Katy, TX	260	1	259	243	93.5%	96.0%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	223	92.9%	96.7%
Audubon Park Apartments	Nashville, TN	256	8	248	235	91.8%	94.8%
Mallard Crossing Apartments	Loveland, OH	350	2	348	341	97.4%	99.1%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	273	93.2%	96.2%
Reserve at Creekside	Chattanooga, TN	192	1	191	185	96.4%	99.2%
Mapleshade Park	Dallas, TX	148	1	147	142	95.9%	99.0%
Richland Falls	Murfreesboro, TN	276	1	275	237	91.1%	97.3%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	214	96.4%	98.6%
Park Shore Apartments	St. Charles, IL	160	—	160	144	90.0%	95.3%
Total		16,709	73	16,636	15,846	94.8%	97.5%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	12,480	74.8%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	1	4,843	—	—%
Total		4	25,973	16,930	65.2%

Monthly Portfolio Snapshot	|	SEPTEMBER 2016

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	124	82.1%	85.4%
Clarion Park Apartments		Olathe, KS	220	1	219	201	91.4%	93.9%
Cooper Creek Village Apartments		Louisville, KY	123	—	123	117	95.1%	95.6%
Truman Farm Villas		Grandview, MO	200	1	199	196	98.0%	99.8%
EBT Lofts		Kansas City, MO	102	—	102	95	93.1%	96.5%
Windsor on the River Apartments		Cedar Rapids, IA	424	—	424	386	91.0%	93.8%
Renaissance at St. Andrews		Louisville, KY	216	—	216	202	93.5%	96.8%
Spring Creek Apartments		Edmond, OK	252	2	250	238	94.4%	96.3%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	2	358	339	94.2%	96.2%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	311	92.6%	95.9%
Estancia Apartments		Tulsa, OK	294	1	293	270	91.8%	94.8%
Montelena Apartments		Round Rock, TX	232	1	231	222	95.7%	97.6%
Valley Farms Apartment Homes		Louisville, KY	160	1	159	148	92.5%	94.6%
Hilliard Park Apartments		Columbus, OH	201	1	200	191	95.0%	97.8%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	245	98.0%	99.3%
Hilliard Summit Apartments		Columbus, OH	208	1	207	199	95.7%	99.1%
Springmarc Apartments		San Marcos, TX	240	1	239	231	96.3%	98.9%
Renaissance at St. Andrews Condominiums		Louisville, KY	30	—	30	28	93.3%	96.7%
Ashley Oaks Apartment Homes		San Antonio, TX	462	2	460	437	94.6%	95.8%
Arrowhead Apartment Homes		Palatine, IL	200	1	199	192	96.0%	96.8%
The Moorings Apartments		Roselle, IL	216	1	215	208	96.3%	98.4%
Forty 57 Apartments		Lexington, KY	436	1	435	419	96.1%	98.0%
Keystone Farms Apartments		Nashville, TN	90	—	90	87	96.7%	99.8%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	287	95.7%	97.3%
Valley Farms North		Louisville, KY	128	1	127	119	93.0%	95.5%
Montecito Apartments		Austin, TX	268	2	266	248	92.5%	95.6%
Hilliard Grand Apartments		Dublin, OH	314	1	313	303	96.5%	98.3%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	270	93.8%	97.4%
Library Lofts East		Kansas City, MO	118	—	118	112	94.9%	96.4%
Trails at Buda Ranch		Buda, TX	264	2	262	253	95.8%	98.2%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	278	94.6%	96.5%
Deer Valley Apartments		Lake Bluff, IL	224	1	223	211	94.2%	96.1%
Grayson Ridge Apartment Homes		North Richland Hills, TX	240	1	239	229	95.4%	97.7%
Rosemont Olmos Park Apartments		San Antonio, TX	144	1	143	136	94.4%	95.6%
Retreat at Quail North		Oklahoma City, OK	240	1	239	220	91.7%	94.6%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	260	97.0%	99.0%
Arbors of Carrollton		Carrollton, TX	131	—	131	129	98.5%	98.6%
Waterford on the Meadow		Plano, TX	350	—	350	334	95.4%	97.0%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
The Belmont	Grand Prairie, TX	260	—	260	248	95.4%	97.3%
Meritage at Steiner Ranch	Austin, TX	502	3	499	472	94.0%	97.4%
Tapestry Park Apartments	Birmingham, AL	354	1	353	335	94.6%	95.9%
Dawntree Apartments	Carrollton, TX	400	—	400	389	97.3%	98.4%
Stuart Hall Lofts	Kansas City, MO	115	—	115	108	93.9%	96.0%
BriceGrove Park Apartments	Canal Winchester, OH	240	—	240	225	93.8%	96.3%
Retreat at Hamburg Place	Lexington, KY	150	1	149	141	94.0%	97.5%
Cantare at Indian Lake Village	Hendersonville, TN	206	1	205	201	97.6%	99.6%
The Landing at Mansfield	Mansfield, TX	336	2	334	323	96.1%	98.5%
Heights at 2121	Houston, TX	504	4	500	449	89.1%	91.5%
Villas at Huffmeister	Houston, TX	294	1	293	271	92.2%	94.9%
Villas of Kingwood	Kingwood, TX	330	1	329	309	93.6%	95.3%
Waterford Place at Riata Ranch	Cypress, TX	228	1	227	207	90.8%	94.6%
Carrington Place	Houston, TX	324	1	323	297	91.7%	93.9%
Carrington at Champion Forest	Houston, TX	284	1	283	262	92.3%	95.3%
Carrington Park at Huffmeister	Cypress, TX	232	1	231	221	95.3%	97.8%
Willow Crossing Apartments	Elk Grove Village, IL	579	3	576	547	94.5%	96.7%
Echo at Katy Ranch	Katy, TX	260	1	259	241	92.7%	95.8%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	222	92.5%	95.4%
Audubon Park Apartments	Nashville, TN	256	8	248	225	87.9%	93.8%
Mallard Crossing Apartments	Loveland, OH	350	2	348	331	94.6%	97.4%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	271	92.5%	96.3%
Reserve at Creekside	Chattanooga, TN	192	1	191	186	96.9%	98.5%
Mapleshade Park	Dallas, TX	148	1	147	139	93.9%	96.9%
Richland Falls	Murfreesboro, TN	276	1	275	255	92.4%	94.6%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	211	95.0%	97.7%
Park Shore Apartments	St. Charles, IL	160	—	160	151	94.4%	97.2%
Total		16,709	73	16,636	15,712	94.0%	96.5%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	12,480	74.8%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	1	4,843	—	—%
Total		4	25,973	16,930	65.2%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Square Footage:	Total square footage of commercial property at the end of the reporting period.

Occupied Square Footage:	Total square footage of commercial property occupied at the end of the reporting period.

Percent Occupied:	Percent of square footage occupied (Occupied Square Footage divided by Total Square Footage).